Exhibit 99.1

Zevia Announces Second Quarter 2021 Results

Achieves Record Net Sales of $34.4 Million

LOS ANGELES – August 12, 2021 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today reported results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

•	Net sales grew to $34.4 million, a record for the Company and a 24% increase versus Q2 2020
•	Gross profit increased to $16.2 million, or 47% of net sales
•	Net loss was $0.7 million, or $0.30 per common share
•	Adjusted EBITDA loss was $0.4 million (1)

“Zevia’s top-line momentum remained strong in the second quarter, achieving 24% net sales growth and record net sales of $34.4 million, despite cycling pantry loading activity in at-home consumption channels in the second quarter of 2020,” said Paddy Spence, Chair and Chief Executive Officer of Zevia. “We continue to capture share gains, and our Soda business increased at six times the overall category growth rate for the 12-week period ending mid-June, reflecting our expanding distribution and increasing velocity.

“Our recent initial public offering solidified our balance sheet, fueling our next phase of growth, helping to build on the 32% compound annual net sales growth we’ve delivered for the past 10 years,” continued Mr. Spence. “With a powerful brand, asset-light business model and high gross margins, Zevia is well positioned for future growth in the global beverage industry. The Company is committed to improving global public health by reducing consumers’ intake of sugar, replacing single-use plastic beverage packaging with sustainable alternatives, and providing better-for-you products that are affordable for households across a broad range of income brackets.”

Zevia was incorporated as a Delaware public benefit corporation on March 23, 2021, and prior to the consummation of the reorganization and our initial public offering (“IPO”), did not conduct any activities other than those incidental to our formation and the IPO. In connection with the completion of the IPO on July 26, 2021, the Company became the holding company of Zevia LLC, and its sole material asset is a controlling equity interest in Zevia LLC. As the sole managing member of Zevia LLC, the Company operates and controls all of the business and affairs of Zevia LLC and, through Zevia LLC, conducts its business and subsequent to July 26, 2021, consolidated the results of Zevia LLC and recorded a non-controlling interest reflected for the portion of Zevia LLC not owned by the Company. Zevia LLC became the predecessor of the

Company for financial reporting purposes. For more information about our reorganization, see the section “Organizational Structure—The Reorganization” in the prospectus dated July 21, 2021 and filed with the U.S. Securities and Exchange Commission (“SEC”) on July 23, 2021.

Second Quarter Results

Net sales increased 24% to $34.4 million in the second quarter of 2021, a record for the Company, compared to $27.7 million in the second quarter of 2020. The growth in net sales was primarily a result of increased cases sold, partially offset by higher trade discounts.

Gross profit improved to $16.2 million for the second quarter, a 17% increase compared to $13.8 million in the prior year period. As a percentage of revenues, gross margin was 47% in the second quarter of 2021 compared to 50% in the second quarter of 2020 due to consumer pantry-loading as a result of the COVID-19 pandemic, a decrease of approximately 300 basis points reflecting lower net price realization as a result of higher trade discounts.

Selling and marketing expense was $10.7 million compared to $5.7 million for the second quarter of 2020, primarily due to higher transportation costs driven by higher freight rates and overall net sales growth, as well as increased marketing spend compared to low levels in 2020, which were largely associated with the COVID-19 pandemic.

General and administrative expense was $6.0 million compared to $4.6 million for the second quarter 2020, primarily due to increased staff, equipment and support services in connection with our growth and in preparation to become a public company.

Net loss for the second quarter of fiscal 2021 was $0.7 million, or $0.30 of diluted loss per share, compared to net income of $3.1 million, or $0.10 of diluted earnings per share in the second quarter of 2020.

Adjusted EBITDA loss was $0.4 million in the second quarter of fiscal 2021, compared to Adjusted EBITDA income of $3.5 million in the second quarter of fiscal 2020. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

ESG Metrics and developments

In addition to financial metrics, the Company also reports ESG metrics regarding sugar reduction, plastic packaging reduction, and affordability. In the second quarter, Zevia estimates it eliminated 3 thousand metric tons of sugar from consumers’ diets by selling its zero sugar, naturally sweetened products and replacing legacy sugary sodas.

The Company also estimates that it eliminated 44 million plastic bottles from littering roadways, waterways, and communities by selling beverages only in aluminum packaging.

Regarding affordability, the Company’s products are priced at an average retail price per ounce of $0.07, representing the 37th percentile within all non-alcoholic, ready-to-drink beverages, excluding dairy and non-dairy protein. Among non-alcoholic beverages offered by companies that are certified B Corps, like Zevia, the Company’s products are at the 20% percentile on price, meaning that 80% of these products are more expensive than Zevia on a price per ounce basis.

As of August 1, 2021, Mr. Spence will forgo his $306,820 annual salary and 100% target bonus and move to $1 of cash compensation, reflecting his confidence in Zevia’s future, and his commitment to allocating financial resources to drive shareholder value. “We are in an environment in which we believe CEO compensation is moving in the wrong direction relative to worker pay, and in so many successful companies, rewards are not being shared broadly across the employee base. Income inequality is a top-of-mind concern for me, and our leadership team, and we are committed to making a change, starting now,” said Mr. Spence.

Balance Sheet and Cash Flows

As of June 30, 2021, prior to completion of our initial public offering, the Company had $6.4 million in cash and no outstanding debt. During the first half of fiscal 2021, the cash flow from operations was essentially breakeven and the Company invested $2.0 million net capital expenditures.

Initial Public Offering

On July 26, 2021 the Company completed the IPO of 10,700,000 shares of its Class A common stock at a public offering price of $14.00 per share. Total net proceeds for the offering were approximately $139.7 million, net of underwriters’ discounts and commissions of $10.1 million. The Company used approximately $25.5 million of the net proceeds to purchase Class B units from certain of Zevia LLC’s unitholders, including certain members of our senior management, approximately $0.4 million of the net proceeds to cancel and cash-out outstanding options held by certain of Zevia LLC’s option holders, including certain members of our senior management and approximately $23.7 million of the net proceeds to pay the cash consideration to certain institutional investors in connection with the blocker mergers. The remaining proceeds of $90.1 million were retained by the Company. The underwriters may also exercise an option to purchase up to an additional 1,605,000 shares of our Class A common stock from the Company, at the public offering price of $14.00 per share, less the underwriting discount, until August 20, 2021.

Webcast and Conference Call

The Company will host a conference call today at 5:00 p.m. Eastern Time to discuss this earnings release. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/ or directly here. Participants calling from the U.S. may dial in using the toll-free phone number (844) 200-6205 or local number (646) 904-5544. Participants calling from outside the U.S. may dial in using the phone number +44 208 0682 558. The conference access code is 919375. A replay of the webcast will be available for approximately thirty (30) days following the call at Zevia’s website at https://investors.zevia.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding the anticipated growth, distribution and velocity. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, change in consumer preferences, and other economic, competitive and governmental factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the SEC for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

(1) Adjusted net loss and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

About Zevia

Zevia PBC, a public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. As of 2020, Zevia is distributed in more than 25,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, mass, natural and ecommerce channels.

Contacts:

Investors:

Stephanie Schonauer

714-313-7827

Steph@zevia.com

Reed Anderson

ICR

646-277-1260

reed.anderson@icrinc.com

Media:

Sarah Kissko Hersh

646-283-8508

skisskohersh@percepture.com

Source: Zevia PBC

Financial Information

The tables below present financial results for the three and six months ended June 30, 2021 and 2020:

ZEVIA LLC

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(in thousands, except for per unit and weighted average common units outstanding)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$34,352	$27,677	$65,046	$50,167
Cost of goods sold	18,112	13,842	34,618	27,300

Gross profit	16,240	13,835	30,428	22,867
Operating expenses:
Selling and marketing expenses	10,703	5,717	18,691	12,638
General and administrative expenses	6,014	4,643	11,727	8,976
Depreciation and amortization	230	250	474	473

Total operating expenses	16,947	10,610	30,892	22,087

Income (loss) from operations	(707)	3,225	(464)	780
Other expense, net	(42)	(118)	(38)	(267)

Net income (loss) and comprehensive income (loss)	$(749)	$3,107	$(502)	$513

Net income (loss) attributable to common unit holders	$749	$460	$(502)	$79

Net income (loss) per unit attributable to common unit holders, basic	$(0.30)	$0.10	$(0.20)	$0.02
Net income (loss) per unit attributable to common unit holders, diluted	$(0.30)	$0.10	$(0.20)	$0.02
Weighted average common units outstanding, basic	2,476,386	4,549,828	2,469,518	4,549,828

Weighted average common units outstanding, diluted	2,476,386	30,747,747	2,469,518	29,607,836

ZEVIA LLC

CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands, except unit and per unit amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$6,380	$14,936
Accounts receivable, net	9,417	6944
Inventories, net	22,544	20,800
Prepaid expenses and other current assets	5,979	1,492

Total current assets	44,320	44,172
Property and equipment, net	2,653	991
Right-of-use assets under operating leases, net	498	773
Intangible assets, net	3,838	3,939
Other non-current assets	82	81

Total assets	$51,391	$49,956

LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED UNITS AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$10,806	$7,770
Accrued expenses	3,689	3,429
Operating lease liabilities	548	623
Other current liabilities	3,781	2,251

Total current liabilities	18,824	14,073
Operating lease liabilities, net of current portion	10	238

Total liabilities	18,834	14,311
Commitments and contingencies
Redeemable convertible preferred units:
No par values. Authorized units of 34,410,379 and 34,410,379; 26,322,803 and 26,322,803 units issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; and aggregate liquidation preference, $329,753 and $329,753 as of June 30, 2021 and December 31, 2020, respectively.	232,457	232,457
Members’ deficit:
Common units: No par value. Authorized units of 7,274,742 and 7,274,742; 2,476,386 and 2,438,812 units, issued and outstanding on June 30, 2021 and December 31, 2020, respectively.	976	966
Additional paid-in capital	73	—
Accumulated deficit	(200,949)	(197,778)

Total members’ deficit	(199,900)	(196,812)

Total liabilities, redeemable convertible preferred units and members’ deficit	$51,391	$49,956

ZEVIA LLC

CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	For the Six Months
	Ended June 30,
	2021	2020
Operating activities:
Net income (loss)	$(502)	$513
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash lease expense	275	242
Depreciation and amortization	474	448
Loss on sale of equipment	8	—
Amortization of debt issuance cost	17	25
Unit-based compensation expense	73	58
Changes in operating assets and liabilities:
Accounts receivable, net	(2,473)	(2,625)
Inventories, net	(1,744)	(7,117)
Prepaid expenses and other current assets	380	318
Other non-current assets	(30)	(21)
Accounts payable	3,036	3,464
Accrued expenses	(778)	724
Operating lease liabilities - current	(75)	32
Other current liabilities	1,530	1,529
Operating lease liabilities, net of current portion	(228)	(293)

Net cash used in operating activities	(37)	(2,703)
Investing activities:
Purchases of property and equipment	(2,031)	(489)

Net cash used in investing activities	(2,031)	(489)
Financing activities:
Proceeds from exercise of common units	10	5
Proceeds from revolving line of credit	64,308	51,384
Repayment of revolving line of credit	(64,308)	(48,660)
Proceeds from PPP loan	—	1,429
Payment of deferred IPO costs	(3,829)	—
Distribution to unitholder for tax payments	(2,669)	—

Net cash (used in) provided by financing activities	(6,488)	4,158

Net change from operating, investing, and financing activities	(8,556)	966
Cash at beginning of period	14,936	3,243

Cash at end of period	$6,380	$4,209

Use of Non-GAAP Financial Information

We use financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, and Adjusted Net Income (Loss). The Company’s management believes that Adjusted EBITDA and Adjusted Net Income (Loss), when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted Net Income (Loss) are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: (1) income tax expense, (2) depreciation and amortization and (3) other income (expense), net, (4) interest expense, and (5) equity-based compensation expense. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions. We calculate Adjusted Net Income (Loss) as net (loss) income adjusted to exclude equity-based compensation expense.

Adjusted EBITDA and Adjusted Net Income (Loss) are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest expense. Some of the limitations of Adjusted Net Income (Loss) include that it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof. In addition, our use of Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA or Adjusted Net Income (Loss) in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with US GAAP, to adjusted EBITDA for the periods presented:

ZEVIA LLC

Reconciliation of GAAP to Non-GAAP Measures

Net income (loss) to Adjusted EBITDA reconciliation

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Net income (loss)	$(749)	$3,107	$(502)	$513
Add back:
Income tax expense (benefit)	-	-	-	-
Other expense, net	42	118	38	267
Depreciation and amortization expense	230	250	474	473
Unit-based compensation expense	36	29	73	58

Adjusted EBITDA	$(441)	$3,504	$83	$1,311

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with US GAAP, to adjusted net income (loss) for the periods presented:

ZEVIA LLC

Reconciliation of GAAP to Non-GAAP Measures

Net income (loss) to Adjusted net income (loss) reconciliation

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Net income (loss)	$(749)	$3,107	$(502)	$513
Add back:
Unit-based compensation expense	36	29	73	58

Adjusted net income (loss)	$(713)	$3,136	$(429)	$571

(ZEVIA-F)